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Consent of Independent Registered Public Accounting Firm

To the Board of Trustees of
Calvert Cash Reserves:

We consent to the use of our report dated November 17, 2005, with respect to the financial statements of the Calvert Cash Reserves Institutional Prime Fund, a series of the Calvert Cash Reserves, as of September 30, 2005, incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm and Custodians" in the Statement of Additional Information.

/s/KPMG

Philadelphia, Pennsylvania
January 24, 2006